Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Newkirk Realty Trust, Inc.

We consent to the incorporation by reference in this Form S-4 Registration Statement (333-137296), which has been updated pursuant to Rule 462(b), of our report dated March 10, 2006, relating to the consolidated financial statements of The Newkirk Master Limited Partnership which is incorporated by reference in this Registration Statement, and to the references to us under the heading “Experts” in this Registration Statement.

/ s / Imowitz Koenig & Co., LLP

New York, New York

December 29, 2006